Exhibit 99.1

STRICTLY PRIVATE AND CONFIDENTIAL

Date: 18 November

TREASURE GLOBAL INC

(Delaware Department of State’s File No. 7908921)

a company incorporate in Delaware,

at 276, 5th Avenue Suite, 704 #739 New York

(“the Acquirer”)

To:

TEE CHEE SIONG

No. 17 Kampung Chodoi,

42700 Banting, Selangor

Or

c/o address:

B3A-18, B-3A-19, Kompleks Perindustrian EMHUB,

Persiaran Surian, Seksyen 3,

Taman Sains Selangor, Kota Damansara,

47810 Petaling Jaya, Selangor

(“the Vendor”)

RE: HEADS OF TERMS: POTENTIAL ACQUISITION OF 51% ISSUED SHARE CAPITAL OF QUARTERS ELITE ADVISORY SDN BHD (Company Registration No. 202301004666 (1498585-X)) or related Company [“Target Company”]

In reference to the above matter, these heads of terms set out the main terms and conditions and subject to which the Acquirer is willing, in principle, to buy the 51% of the issued share capital of the Target Company (“Share Sales”) from the Vendor subject to the agreement and signature by the parties of a legally binding share purchase agreement or any other definitive agreement (“Agreement”) (as the case may be).

NOW IT IS HEREBY AGREED as follows:

1.	SHARES TO BE PURCHASED

1.1	The Acquirer propose to buy the full legal and beneficial interest in Share Sales, free from all claims, liens, equities, charges, encumbrance and adverse rights of any description (“Proposed Transaction”).

1.2	As of the date hereof, the Vendor irrevocably and unconditionally confirm that the Vendor is the sole legal and beneficial owners of the entire issued and share capital of the Target Company.

2.	PRICE

2.1	Subject to satisfaction of all Conditions (as described below) and the completion of due diligence to the satisfaction of the Board of Director of Acquirer, the Acquirer shall pay an aggregate purchase price of Ringgit Malaysia Five Million One Hundred Sixty Thousand (RM5,160,000.00) (“Purchase Consideration”) (equivalent to United States Dollar One Million Two Hundred Thousand [US$1,200,000.00] calculated at the prevailing exchange rate of US$1:RM4.30). For the avoidance of doubt, the Parties agrees that the Purchase Consideration is at per determined price however such Purchase Consideration shall be subjected to the independent valuer valuation of the Target Company.

2.2	In view of Para 2.1, the parties agree that the Purchase Consideration shall be satisfied by way of issuance and allotment of its common stock to the Vendor within two (2) months from the date of Agreement (“Share Payment”) PROVIDED ALWAYS THAT any delay caused by the Vendor or any regulatory authority including but not limited to Companies Commission of Malaysia or Lembaga Hasil Dalam Negeri Malaysia, the Share Payment period shall be automatically extended for a duration equivalent to the period of such delay. The Acquirer shall issue and allot such number of its common stock as is necessary to achieve and satisfy an equivalent value equal to the Purchase Consideration.

2.3	This paragraph 2 is legally binding.

3.	CONDITIONS

3.1	The Proposed Transaction is conditional and subject to the following:

(a)	the Acquirer conducting and being satisfied with the result of, legal, financial, taxation and commercial due diligence concerning the Target Company and its business, assets and liabilities and any other matter the Acquirer considers necessary;

(b)	the parties having agreed upon, executed and exchanged a detailed and legally binding share purchase agreement or any other definitive agreement (as the case may be) incorporating all the terms and conditions of the Proposed Transaction (“Agreement”), PROVIDED ALWAYS THAT the Board of Director of Acquirer shall have reviewed and be fully satisfied with result of the due diligence prior to executing such Agreement;

(c)	any third party, regulatory or tax consents or approval necessary or desirable for the Proposed Transaction being received on terms satisfactory to the Acquirer;

(d)	the Acquirer being satisfied with the disclosure letter or undertaking produced by the Vendor in respect of the warranties outlined in the Agreement;

(e)	there being no material adverse change in the business, operations, assets, position (financial, trading or otherwise), profits or prospects of the Target Company between the date of these Heads of Terms and Completion (as defined hereinafter);

(f)	no contract, licence or financial agreement that is material to the business of the Target Company being terminated or amended in any materially adverse respect between the date of these Heads of Terms and Completion (as defined hereinafter); and

(g)	the Vendor shall provide the Acquirer with management accounts of the Target Company in respect of the period from the last annual accounts up to the Completion (as defined hereinafter) and such account being satisfactory to the Acquirer.

4.	COMPLETION

4.1	Subject to satisfaction of all Conditions as stipulated in Para 3 above, the Completion shall take place within five (5) business days after the Agreement duly signed or such other date as mutually agreed between the Parties (“Completion”).

4.2	All Completion action are contemporaneous, no delivery is effective until all deliveries are made.

4.3	Mechanism of Completion

4.3.1	the Completion shall be deem fulfilled in the following manner:

(a)	the Vendor shall deliver to the Acquirer the following documents:

i.	undated share purchase agreement or Agreement duly executed by the Vendor;

ii.	any document which may be required by the Acquirer;

iii.	transfer instrument pursuant to Section 105 of Act (“Share Transfer Form”) which has been duly executed by the Vendor as transferor;

iv.	the original share certificate(s) of the entire share issuance in favour of the Vendor (if any);

v.	certified true copy of the minute of meeting of the board or written resolution of the board of the Target Company (whichever applicable) approving the sale and purchase contemplated in these Heads of Term or any Agreement.

4.3.2	Upon the fulfilment of obligation of the Vendor in Para 4.3.1(a)(i) and 4.3.1(iii), the Acquirer shall pay the Purchase Consideration to the Vendor in accordance with Clause 2.2 (“Completion Date”).

5.	DUE DILIGENCE

5.1	As soon as reasonably practicable after the signing of these Heads of Terms, the Acquirer will carry out a due diligence on the Target Company, including its legal, accounting, financial, commercial and taxation affairs.

5.2	The Vendor will, so far as is reasonably practicable (and subject always to the remaining provisions of this Para 5):

(a)	provide the Acquirer (and any agent and adviser) with full access to such records, key employees, advisers and operations of the Target Company as required to enable Acquirer to complete their due diligence investigation;

(b)	provide or make available to the Acquirer (and agent and adviser) such information relating to the Target Company as the Acquirer may reasonably require in order to evaluate and assess the Target Company and the business, assets and liabilities in connection with the Proposed Transaction; and

(c)	respond to all due diligence enquiries raised by or behalf of the Acquirer for the purpose of the Proposed Transaction in a comprehensive, accurate and timely manner.

5.3	For the purpose of these Heads of Terms, the due diligence process is expected to take approximately two (2) months from the date of the Acquirer receives all completed documents as required OR three (3) months from the date of these Heads of Terms (whichever is later) unless extended by mutual agreement of the Parties. In the event that the due diligence process is extended and the payment term as described in Para 2.2 shall be automatically extended accordingly.

6.	CONFIDENTIALITY

6.1	This paragraph 6 is legally binding.

6.2	The content of these Heads of Terms is confidential to the parties and is subject to the mutual non-disclosure and non-circumvention agreement made between the Vendor and Acquirer, which agreement is not affected by these Heads of Terms and continues in full force and effect.

7.	ANNOUCEMENT

7.1	The Vendor shall obtain prior written approval from the Acquirer approving the contents of the press release or announcement (if any) before publishing the same.

8.	GOVERNING LAW

8.1	These Heads of Terms shall be governed by and construed in accordance with the laws of Malaysia and the parties hereby submit to the exclusive jurisdiction of the Court of Malaysia.

9.	COSTS

9.1	Valuation: The Acquirer shall bear the costs and expenses of the valuation report up to a maximum amount of United States Dollar Twenty Thousand (US$20,000.00) only. In the event the costs and expenses of the valuation report exceed US$20,000.00, the Vendor hereby acknowledge and agree to bear the difference.

9.2	Legal Costs: Each party shall bear its own solicitors’ costs and expense incurred in connection with the preparation, negotiation and execution of this Heads of Term and the Agreement and other documents related ancillary and incidental to this Heads of Term or Agreement thereof.

9.3	Stamp duty for Share Transfer: Any stamp duty related to the Share Transfer Form shall be bore by the Acquirer.

10.	TIME

10.1	Time is of the essence as regards all dates, periods of time and times specified in this Heads of Term or Agreement.

11.	COUNTERPARTS

11.1	These Heads of Terms may be executed in any number of counterparts, each of which shall be an original but all of which together shall from one agreement. Delivery of an executed copy of these Heads of Terms by email transmission shall have the same effect as delivery of an original signed counterpart.

Yours faithfully,

For and on behalf of Treasure Global Inc

CARLSON THOW
Chief Executive Officer

Acceptance and Acknowledgement

I, TEE CHEE SIONG (NRIC NO.850803-10-5115), hereby agree, accept and acknowledge that I have read, understood and agree to be bound by all terms and conditions stipulated in the above.

SIGNED AND ACKNOWLEDGED BY:

TEE CHEE SIONG